Consent of Attorney

Reconstruction Data Group, Inc.
11650 Iberia Place, Suite 201
San Diego, California 92128

RE: Form SB-1 of Reconstruction Data Group, Inc. filed with the Securities and Exchange Commission on or about June 28, 2001 (“Form SB-1”).

Gentlemen,

     The undersigned hereby consents to the use of its name in the Form SB-1 and the use of my opinion of legality filed as an exhibit to the form SB-1 registration.

Sincerely,

/S/ Jeffrey H. Mackay
Jeffrey H. Mackay, Esq.
4855 Voltaire Street
San Diego, CA 92107